SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                FEBRUARY 9, 2004
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                     CHRISKEN PARTNERS CASH INCOME FUND L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                        0-17602                  36-3521124
------------------------------    -------------------    -----------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)



                             CHICAGO, ILLINOIS 60606
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



                                 (312) 454-1626
                          -----------------------------
                         (Registrant's telephone number)

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ITEM 5.   OTHER EVENTS.

     On February 9, 2004, ChrisKen Partners Cash Income Fund L.P. (the "Partnership"), through a subsidiary limited partnership, entered into a Sale and Purchase Agreement to sell the Springdale Apartments to Joint Venture, LLC, Phillip & Sally Askotzky Revocable Living Trust Dated 10/07/96, Michael A. and Tracy C. Askotzky Trust T/U//A Dated March 8, 1999, The Levinsky and Ceren Family Trust Dated April 26, 1989, 2002 Levinsky Family Trust, Maurice Neeman Trust and Shirley Neeman Trust and Springdale Apartments, LLC (collectively, the "Purchaser"), for a purchase price of $11,385,000, subject to certain adjustments at or prior to closing, payable in cash. The Managing General Partner has conditioned the sale to the Purchaser on approval by limited partners holding not less than a majority of the Partnership's outstanding Units. If the sale of the Springdale Apartments is completed, the Partnership will continue to own and operate its second property, Gold Coast Storage, until it can be sold and the Partnership is terminated and dissolved and thereafter liquidated. Accordingly, approval of the sale of the Springdale Apartments will not cause a termination or dissolution of the Partnership. Although Gold Coast Storage has been listed with a broker for sale, as of the date of this Notice of Special Meeting and Solicitation of Proxies, the Partnership had received no purchase offers for Gold Coast Storage. Any future sale of Gold Coast Storage also will require the approval of a majority of the Limited Partners. A copy of the Sale and Purchase Agreement is attached hereto as Exhibit 99.1, and is incorporated herein by this reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Exhibits

         99.1 Sale and Purchase Agreement

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JOHN F. KENNEDY


                                            /S/ JOHN F. KENNEDY
                                            -----------------------------
                                            John F. Kennedy
Dated:  February 9, 2004                    President

                                  EXHIBIT INDEX





EXHIBIT
  NO.                           DESCRIPTION
-------                         -----------

 99.1               Sale and Purchase Agreement dated February 9, 2004